Exhibit 10.02

Loan and Mortgage Contract on Property Purchase by Legal Person

No.: ZJ02201111

Lender: China Merchants Bank Co., Ltd., Shanghai Pilot Free Trade Zone Lin-Gang Special Area Sub-branch  (“Party A”)

Person in Charge: XIANGJIE CHEN

Borrower/Mortgagor: Shengwei Semiconductor Equipment (Shanghai) Co., Ltd. (“Party B”)

Legal Representative/Principal: HUI WANG

Through friendly negotiation, Party A and Party B have mutually agreed on the legal person property-purchase loan provided by Party A to Party B at the application of Party B, and hereby enter into this Contract as follows:

1. Party B who intends to purchase the property listed below from Shanghai Lin-Gang Industrial Park Public Rental Housing Construction Operation Management Co., Ltd. (“Seller”) has applied to Party A for the legal person property-purchase loan for the purpose of paying for the property; Party A has granted the application upon examination.

Property Name: Lin-Gang Industrial Park Lease-sell Public Rental Housing (Phase III) Project/ (H26-01 Land Parcel) Lin-Gang Xin-Yuan-Sheng-Jing Community

Location: Nos.14, 21, 41 and 42, Lane 128, Qunfeng Road, Nicheng Town, Pudong New Area

Property Sales (Pre-sale) Contract No.: ________________

Construction Area: 15,322.14 square meters

Sales Price: RMB 257,303,240.46

Evaluation Price: _________________________________

Title Certificate No. (allowable to be supplemented later): ______

2. Currency and Amount of Loan

RMB (in words) RMB One Hundred and Twenty Eight Million Five Hundred Thousand only. The specific loan amount shall be subject to the loan receipt.

3. Loan Term

The loan term shall be 120 months, commencing from the date on which the loan is actually granted, subject to the record in the loan receipt.

4. Loan Interest Rate and Interest

4.1. Interest Rate:

4.1.1. The loan hereunder adopts (tick “√” for either of the following options as appropriate)

√ Fixed Interest Rate  ☐ Floating Interest Rate

4.1.2. Determination of interest rate during the term: (tick “√” for any of the following three options as appropriate)

The applicable benchmark interest rate for _____-month/ _____-year RMB loans of financial institutions promulgated by the People’s Bank of China on the ☐ Pricing Date shall be taken as the benchmark interest rate herein; or

The one-year loan prime rate (LPR) promulgated by the National Interbank Funding Center one working day before the ☐Pricing Date shall be taken as the benchmark interest rate herein; or

√ The five-year loan prime rate (LPR) promulgated by the National Interbank Funding Center one working day before the Pricing Date shall be taken as the benchmark interest rate herein, by

☐   /  adding/ ☐   /  subtracting (tick “√” for either of the options as appropriate)   /  basic points (BPs), or

☐   /  floating up/ ☐   /  floating down (tick “√” for either of the options as appropriate)   /  %.

“Pricing Date” refers to the date used as a reference to determine the benchmark interest rate in the loan term or floating period. If it is the fixed interest rate that is adopted for the loan hereunder, the Pricing Date shall be the actual loan grant date; if it is the floating interest rate that is adopted for the loan, the Pricing Date shall be determined in accordance with the provisions of this Article.

“Floating up or down” by percentage (“Floating Ratio”) and “adding or subtracting” by BP (“BPs”) on the basis of the benchmark interest rate as agreed in the preceding paragraph refers to the Floating Ratio and/or BPs determined at the time of executing this Contract. If the Floating Ratio, BPs and other interest factors agreed herein are inconsistent with the record in the loan receipt, the latter shall prevail.

Party A may adjust the Floating Ratio and/or BPs regularly or irregularly in the light of changes in relevant national policies, domestic credit market prices or Party A’s own credit policies. A written notice shall be given to Party B  five working days in advance once Party A decides to so adjust. The adjustment shall take effect after Party A notifies Party B. The specific Floating Ratio and/or BPs for the relevant loan newly drawn by Party B and the loan drawn but not yet repaid by Party B before the effective date of the notice shall be subject to the notice of Party A, while the benchmark interest rate and floating period shall still be subject to the provisions hereof (but in case of any inconsistency between this Contract and the loan receipt, the loan receipt shall prevail).

In case of any conflict or inconsistency between the provision of this Article and any other provisions hereof, the provisions of this Article shall prevail.

4.1.3. If the floating interest rate is adopted for the loan hereunder, the floating period shall be    /  months/   /  days, and the applicable benchmark interest rate in each floating period shall be determined in accordance with the provisions of this Article.

As to the first floating period, the actual loan grant date shall be the Pricing Date; as to each floating period thereafter, the first day of such period shall be the Pricing Date.

4.1.4. If Party B fails to use the loan as per the Contract, the interest on the part so fails shall bear an additional interest by 100% on the basis of the original interest rate from the date on which the purpose of the loan is changed. The “original interest rate” refers to the interest rate applicable before the change of the loan purpose.

Where Party B delays in repaying the loan, the interest on the outstanding part shall bear an additional interest by 50% on the basis of the original interest rate (“Overdue Loan Interest Rate”) from the date of delay. The “original interest rate” refers to the interest rate applicable before the loan maturity date (including the accelerated maturity date), or in case of floating interest rate,  the interest rate applicable for the last floating period before the loan maturity date (including the accelerated maturity date).

If the loan is overdue and fails to be used as agreed herein concurrently, the interest shall be counted according to the aforesaid standard whichever is higher.

4.1.5. During the loan term, such provisions as may be promulgated by the People’s Bank of China on the adjustment of loan interest rates shall apply.

4.2. Interest Counting: The loan interest shall run from the date when the loan is deposited into Party B’s account, to be counted based on the actual amount of loan granted for the actual number of occupation days. Such interest shall be calculated on a monthly basis, with the 26th day of each month to be fixed as the value date. The daily interest rate shall be converted  in accordance with the relevant provisions of the People’s Bank of China or as per the international practice.

With respect to the loan, the maturity date shall, if it falls on a holiday, be automatically postponed to the first working day after the holiday, and the interest shall be counted for the actual number of occupation days.

4.3. Interest Payment: Party B shall pay the interest on each value day, and Party A may directly deduct the same from Party B’s deposit account. If Party B fails to pay the interest on time, Party A shall have the right to charge compound interest on the outstanding interest at the Overdue Loan Interest Rate specified in this Article.

5.  Loan Grant

Party B irrevocably authorizes Party A to grant the loan in the form of entrusted payment after the Contract comes into effect, and transfer the loan directly into the following account subject to the Contract under the name of the Seller (including the real estate brokerage company or guarantee company approved and authorized in writing by the Seller) through Party B’s account in the name of Party B’s payment for property to purchase the property listed in Article 1 hereof. Party A shall have the right to supervise the use of the loan. The account details of the Seller are as follows:

Account Name: Shanghai Lin-Gang Industrial Park Public Rental Housing Construction Operation Management Co., Ltd.

Account No.: 00103895800000161281

Opening Bank: Agricultural Development Bank of China, Shanghai Nanhui Sub-branch

6. Repayment Method

6.1. Party B hereby selects to pay off the principal and interest of the loan hereunder in the following method, which method cannot be changed or withdrawn once being selected. (Tick “√” for any of the following methods as appropriate; the third method shall not be selected unless the corresponding requirements are met)

√ The principal and interest shall be paid off in equal amount on a monthly/quarterly basis by 120 installments, with the 26th day of each month/quarter to be the date for Party B to make the repayment, and the repayment date for the last installment shall be the loan maturity date as agreed herein. The monthly/quarterly principal and interest payable shall be calculated according to the following formula:

Monthly/quarterly repayment amount = (loan principal × monthly/quarterly interest rate × (1 + monthly/quarterly interest rate) number of months/quarters for repayment) / (1 + monthly/quarterly interest rate) number of months/quarters for repayment - 1)

That is, RMB One Million Three Hundred and Forty One Thousand Sixty Four Point Five (in words) shall be paid for each installment. In case of interest rate adjustment or Party B’s prepayment during the loan term, the above monthly/quarterly principal and interest payable shall be adjusted automatically without Party A’s further notice to Party B.

☐  / The payment of principal and interest shall be reduced monthly/quarterly and be made by / installments, with the / day of each month/quarter to be the date for Party B to make the repayment, and the repayment date for the last installment shall be the loan maturity date as agreed herein. The monthly/quarterly principal and interest payable shall be calculated according to the following formula:

Monthly/quarterly principal and interest to be paid = loan principal/(number of months/quarters for repayment) + (loan principal - accumulated principal repaid) × monthly/quarterly interest rate

Principal to be repaid in each installment = loan principal/number of installments for repayment,

Interest to be repaid in each installment = (loan principal - accumulated principal repaid) × monthly/quarterly interest rate

In case of interest rate adjustment or Party B’s prepayment during the loan term, the above monthly/quarterly principal and interest payable shall be adjusted automatically without Party A’s further notice to Party B.

☐  / Party B shall pay the interest on a monthly basis and repay the loan principal in a lump sum upon maturity ( for a loan with a term of less than one year, including one year, only).

6.2. Party B irrevocably authorizes Party A to deduct the principal and interest of the loan directly from the account (Account Name: Shengwei Semiconductor Equipment (Shanghai) Co., Ltd.; Account No.: 121938866210801; Opening Bank: China Merchants Bank, Shanghai Branch Pilot Free Trade Zone Lin-Gang Special Area Sub-branch) opened by Party B with Party A in such a manner as agreed herein. Party B shall ensure there will be such deposits in the account as are sufficient to pay the then-current principal and interest before each repayment date; if the deposits in the account are insufficient to pay the then-current amount, Party A may deduct the relevant amount from any other account opened by Party B with China Merchants Bank.

7. Prepayment

7.1. Party B may request a prepayment, subject to a 30-day prior consent of Party A;

7.2. In case of prepayment by Party B, Party A will not adjust the loan interest collected before Party B makes the prepayment, and shall collect the loan interest for the loan principal to be prepaid from the previous repayment date to the prepayment date;

7.3. If Party B prepays part of the loan, the monthly repayment amount and repayment period after the prepayment shall be re-determined according to the remaining loan principal and/or the remaining loan term.

7.4. Party A shall charge Party B  /  as liquidated damages for prepayment.

8. Mortgage

8.1. Party B/Mortgagor is willing to mortgage all the rights and interests of such property (“Mortgaged Property”) as referred to in Article 1 hereof purchased from the Seller to Party A (“Mortgagee”) to guarantee the repayment of the loan principal and interest and all other related expenses hereunder.

If there is any other mortgage or pledge on or any other Guarantor of the creditor’s rights of Party A at the same time, Party A may, at its option, respectively, successively or concurrently claim against each Mortgagor/Pledgor (including Party B) for the security interest. Party A’s waiving its place in the order of mortgage interest, waiving, changing or canceling other mortgage and pledge guarantees, changing or releasing the Guarantor’s guarantee responsibilities, or delaying to make claims against any other Mortgagor/Pledgor/Guarantor shall have no prejudice to Party B’s mortgage guarantee liability hereunder. Any agreement or document signed between Party B and any entity, or any such changes in Party B as fraud, reorganization, closure, dissolution, liquidation, bankruptcy and expiration of business term shall not prejudice Party B’s mortgage guarantee liability hereunder either.

8.2. Scope of Mortgage Guarantee

The mortgage guarantee hereunder covers, among others, the loan principal and interest, penalty interest, compound interest, liquidated damages, damages, and the expenses for Lender to realize the creditor’s rights (including but not limited to attorneys’ fees, litigation fees, arbitration fees, execution fees, announcement fees, service fees and travel expenses).

8.3. Mortgage Period

The mortgage period shall commence from the date of mortgage establishment to the expiration of the prescribed time limit for claiming for the principal, interest and all other expenses with respect to the loan hereunder.

8.4. Custody of and Responsibility for the Mortgaged Property and Ownership Certificate Thereof

During the mortgage period, the Mortgaged Property shall be properly kept by Party B or its entrusted agent who shall be responsible for the repair, maintenance and integrity of the Mortgaged Property, and shall accept such inspection as may be conducted by Party A at any time.

During the mortgage period, if the Mortgaged Property depreciates, Party A shall have the right to require Party B to restore the value thereof, or provide security corresponding to the decreased value. The expenses incurred by reason of restoring the value of the Mortgaged Property or creating a new mortgage shall be for the account of Party B. During the mortgage period, Party B shall deliver the title certificate and other relevant supporting documents of the Mortgaged Property to Party A for safekeeping. Party A shall  keep the ownership certificate of the Mortgaged Property in a proper manner. Where such ownership certificate is lost due to improper keeping, Party A shall bear the cost of replacing the same, and Party B shall be obliged to assist Lender in the replacement.

8.5. Party B undertakes to inform Party A in time when it knows that the Mortgaged Property will be demolished and expropriated.

If the Mortgaged Property is or may be demolished or expropriated, Party B shall re-provide such guarantee as recognized by Party A. That is, Party B shall cooperate with Party A according to the latter’s requirements in proceeding with creating mortgage (pledge), such as  house mortgage, deposit pledge and deposit receipt pledge, over the house and compensation made by the demolishing party to Party B through property right exchange, demolition compensation or other means as guarantee for debts hereunder, timely completing the corresponding legal procedures for the guarantee, and, before the relevant legal procedures for the said guarantee are completed, providing other sufficient guarantees as recognized by Party A.

8.6. Mortgage Registration

After the execution hereof, Party B shall actively cooperate with the Seller and the Lender (Party A) in going through the mortgage registration at the mortgage registration authority within the time limit specified by the Lender, and hand over the relevant mortgage interest certificate to Party A for safekeeping. Party B shall inform Party A in time of any change in the registration particulars such as legal person information and company name.

If the title certificate of the Mortgaged Property has not been duly obtained at the time when this Contract is executed, Party B shall, as required by Party A, actively cooperate with Party A and/or the Seller in handling the mortgage preregistration. Within 60 days after the Mortgaged Property is qualified for formal mortgage registration, Party B must unconditionally cooperate with Party A in completing the procedures of changing the mortgage preregistration to the formal mortgage registration.

In case Party A grants the loan to Party B before the completion of the property ownership certificate and/or mortgage registration, Party B shall, within the time limit required by Party A, complete the procedures of transferring the Mortgaged Property owner from Seller to Party B as well as the procedures of mortgage registration with Party A as the Mortgagee, and hand over the documents supporting the ownership of the Mortgaged Property such as the certificate of others rights and/or the original property title certificate to Party A for custody.

If the above mortgage registration fails to be completed for the Mortgaged Property or the change of registration particulars fails to be informed rendering the registration to become invalid for reasons attributable to Party B, Party A shall have the right to: 1. require Party B to complete the mortgage registration procedures within a specified time, and to be liable for compensation for the losses incurred by Party A from the delay in handling the mortgage registration procedures; and/or 2. take the same as a breach of contract and adopt such measures for breach as agreed herein.

8.7. Insurance

Party B shall be obliged to take out full property insurance for the Mortgaged Property, naming Party A as the primary beneficiary, and submit the original insurance policy to Party A for preservation. The insurance period shall cover the loan term agreed herein. If the performance period of the debt hereunder is extended or the debts are not paid off after the maturity, Party B shall extend the insurance period according to procedures. In case of any loss of the Mortgaged Property insured, Party A shall have the right to preferentially recover the loan principal and interest and all other relevant expenses hereunder in advance from the insurance indemnity.

If Party B fails to take out the insurance or extend the insurance period for the Mortgaged Property according to procedures, Party A may directly handle the said procedures on behalf of Party B at the expense of Party B, and shall have the right to directly deduct the relevant expenses from any account of Party B.

Party B shall, in case of failure to pay off the debts hereunder after the expiration of the insurance period, handle the procedures in order to renew the insurance for the Mortgaged Property. If Party B fails to so handle, Party A may directly do so on behalf of Party B at the expense of Party B, and shall have the right to directly deduct the relevant expenses from any account of Party B.

8.8. Restrictions on Disposal of the Mortgaged Property during the Mortgage Period

During the mortgage period, Party B shall not sell, exchange, gift, transfer, re-mortgage or otherwise improperly dispose of the Mortgaged Property hereunder without the written consent of Party A.

During the mortgage period, Party B shall, in case it really needs to transfer the Mortgaged Property hereunder for compensation, obtain the written consent of Party A therefor; otherwise,  the transfer shall be null and void.

The full proceeds obtained by Party B from the foregoing transfer shall be used preferentially to pay off or prepay all the loan principal and interest together with other related expenses hereunder.

8.9. Collection of Fruits

If Party A claims the mortgage interest according to the Contract and the Mortgaged Property is sealed up or seized by a people’s court according to law, Party A shall, from the date of the sealing up or seizure, have the right to collect the natural fruits accrued from the Mortgaged Property and the statutory fruits that Party B is entitled to collect thereon.

8.10. Loss of Mortgage Interest

The mortgage interest will be automatically extinguished when Party B fully pays (including prepaying) the principal and interest of the loan in accordance with this Contract. Party A shall assist Party B in canceling the Mortgaged Property registration and return the ownership certificate and/or property insurance policy concerning the Mortgaged Property to Party B.

8.11 Expenses. Where any evaluation, notarization (except notarization for compulsory enforcement) or other service entrusted to a third party is involved herein, the relevant expenses shall be borne by the principal. If both Parties act as the principal jointly, the expenses shall be equally shared between them.

The Mortgagee shall, if it is required by relevant national policies and other normative documents to bear the mortgage registration fee, bear such fee hereunder accordingly, unless otherwise specified in the relevant normative documents or required for reasons of the registration authority to  be borne by the Mortgagor.

9. Guarantee

The loan principal and interest and all other expenses hereunder shall be guaranteed by ACM Research (Shanghai), Inc..

If the Guarantor fails to execute the guaranty letter and complete the guarantee-related procedures as required, Party A shall have the right to refuse to grant the loan to Party B.

10. Rights and Obligations of Party B

10.1. Party B shall have the following rights:

10.1.1. Fully withdrawing and using the loan in accordance with this Contract;

10.1.2. Transferring the debts or the Mortgaged Property to a third party after obtaining the consent of Party A;

10.2. Party B shall undertake the following obligations:

10.2.1. Paying off the loan principal together with the interest thereon in full in such manner and time limit as agreed herein;

10.2.2. Using the loan for no purposes other than those as contemplated hereby;

10.2.3. Truthfully providing documents and materials, as well as information on all opening banks, account numbers and balance of deposits and loans as required by Party A, and cooperating with Party A in investigation, examination and inspection;

10.2.4. Accepting the supervision of Party A on its use of credit funds and relevant production, operation and financial activities; cooperating with Party A in the inspection of financial data and materials related to the fixed assets hereunder, facilitating Party A’s on-site inspection on Party B, and taking reasonable measures timely in response to Party A’s suggestions or requirements;

10.2.5. Obtaining the written consent of Party A in case of transferring all or part of the debts hereunder to a third party;

10.2.6. Immediately informing Party A and actively implementing such measures as can secure the payment of the loan principal and interest and other expenses hereunder in full and on schedule according to Party A’s requirements under any of the following circumstances:

10.2.6.1. It encounters major financial loss, asset loss or other financial crisis;

10.2.6.2. It provides loans or guarantees for the interests of third parties or to protect third parties from losses, or provides mortgage (pledge) as security with its own property (right);

10.2.6.3. Its credit status is declined, and profitability of main business is weakened;

10.2.6.4. It is closed down; its business license is revoked or canceled, or it applies or is applied for bankruptcy, dissolution, etc.;

10.2.6.5. Its controlling shareholder and other affiliates have a major crisis in operation or finance, affecting its normal operation;

10.2.6.6. It has engaged in major related-party transactions with its controlling shareholders, de facto controllers and other affiliates, affecting its normal operation;

10.2.6.7. It is subject to any litigation, arbitration or criminal or administrative punishment that has a material adverse effect on its business or property status;

10.2.6.8. There are personnel changes in the legal representative, directors or important officers of the Borrower, or their personal freedoms are restricted by the competent state authorities due to violation of laws and disciplines, which may affect the normal operation of the Borrower;

10.2.6.9. Other major events that may affect its solvency occur;

10.2.7. Not being negligent in managing and claiming its creditors’ rights which fall due, and not disposing of the existing main property free of charge or in other improper ways;

10.2.8. Obtaining the written consent of Party A before carrying out merger, division, reorganization, joint venture (cooperation), property right transfer, shareholding system transformation, external investment and increase of debt financing, among other major events;

10.2.9. Strictly abiding by the laws and regulations of the state, carrying out the entire business in strict accordance with the business scope stipulated in its Business License of Enterprise, and handling the procedures of enterprise (legal person) registration, enterprise annual report and business term extension/renewal on time, etc., in the business activities.

11. Rights and Obligations of Party A

11.1. Party A shall have the following rights:

11.1.1. Requiring Party B to provide all information related to the loan;

11.1.2. Knowing about Party B’s production, operation and financial activities;

11.1.3. Supervising Party B to use the loan for the purpose agreed herein;

11.1.4. Requiring Party B to pay the loan principal together with the interest in full and on schedule;

11.1.5. Supervising the accounts opened by Party B with Party A, entrusting other institutions of China Merchants Bank other than Party A to conduct the supervision over Party B’s accounts, and controlling the payment of loan proceeds according to the purpose and payment scope of the loan as mutually agreed by both Parties; unilaterally suspending or restricting the enterprise online banking function of Party B’s accounts as required for business (including but not limited to closing online banking, and presetting the list of payees/single payment limit/phased payment limit), or restricting the sale of settlement vouchers, or the payment and cash withdrawal function of non-counter channels such as telephone banking and mobile banking of Party B’s accounts;

11.1.6. Directly transferring the loan principal together with the interest and other related expenses from any account opened by Party B with any institution of China Merchants Bank;

11.1.7. Transferring its creditor’s rights against Party B, and notifying Party B of the transfer by means of fax, mail, personal delivery, announcement on public media, etc. as appropriate, as well as collecting debts from Party B;

11.1.8. Taking measures for breach as stipulated herein if Party B fails to fully perform its obligations hereunder, including without limitation requiring Party B to prepay the loan, disposing of the Mortgaged (Pledged) Property according to law or requiring the Guarantor to bear joint and several liability for repayment, etc;

11.1.9. Other rights conferred hereby.

11.2. Party A shall undertake the following obligations:

11.2.1. Granting the loan to Party B on the conditions stipulated herein;

11.2.2. Treating the information of Party B on debts, finance, production and operation as confidential, unless otherwise stipulated by laws and regulations or required by regulatory authorities.

12. Loan Rollover

Party B shall, in case it fails to repay the loan hereunder on schedule making it necessary to extend the loan term, submit a written application to Party A in advance. If Party A grants the application after examination, a rollover agreement shall be entered into by and between both Parties separately. If Party A rejects the application, this Contract shall govern.

13. Breach and Treatment

13.1. A breach of contract shall be constituted if Party B is under any of the following circumstances:

13.1.1. Party B fails to perform or violates the obligations stipulated herein;

13.1.2. Party B’s Mortgaged Property depreciates, and Party B fails to provide additional securities recognized  by Party A as required;

13.1.3. Party B is placed in any other circumstances that Party A considers to damage the legitimate rights and interests of Party A.

13.2. A breach of contract shall be constituted if the Guarantor is in any of the following circumstances where Party A considers that the guarantee ability of the Guarantor may be affected, and requires the Guarantor to eliminate the adverse effects, or requires Party B to increase or replace the guarantee conditions, but the Guarantor and Party B fail to cooperate:

13.2.1. The Guarantor is in any circumstances similar to those outlined in Article 10.2.6 hereof, or fails to obtain the consent of Party A in case of any of the circumstances similar to those specified in Article 10.2.8 hereof;

13.2.2. The Guarantor conceals its ability to undertake guarantee liability or fails to obtain authorization from competent authorities when issuing the irrevocable guarantee;

13.2.3. The Guarantor fails to go through the procedures of registration, enterprise annual report and business term extension/renewal on time;

13.2.4. It is negligent in managing and claiming its creditors’ rights which fall due, or disposes of the existing main property free of charge or in other improper ways.

13.3. A beach of contract shall be constituted if the Mortgagor (or Pledgor) is in any of the following circumstances where Party A considers that the mortgage (or pledge) may not be established or the Mortgaged (or Pledged) Property is not worth enough, and requires the Mortgagor (or Pledgor) to eliminate the adverse effects caused thereby, or requires Party B to increase or replace the guarantee conditions, but the Mortgagor (or Pledgor) and Party B fail to cooperate:

13.3.1. The Mortgagor (or Pledgor) has no ownership to or right to dispose of the Mortgaged (or Pledged) Property, or the ownership is in dispute;

13.3.2. The Mortgagor (or Pledgor) conceals information on the co-ownership, leasing, sealing up and supervision of the Mortgaged (or Pledged) Property;

13.3.3. The Mortgagor transfers, rents, re-mortgages or otherwise disposes of the Mortgaged Property in any improper way without the written consent of Party A;

13.3.4. The Mortgagor fails to properly keep, maintain and repair the Mortgaged Property, resulting in significant depreciation thereof; or the Mortgagor’s behavior directly endangers the Mortgaged Property, resulting in the reduction of the value of the Mortgaged Property; or the Mortgagor fails to insure the Mortgaged Property as required by Party A during the mortgage period;

13.3.5. During the mortgage period, the Mortgagor fails to insure the Mortgaged Property as required by Party A;

13.3.6. The Mortgagor fails to inform Party A immediately of the risk on  expropriation or demolition of the Mortgaged Property or fails to perform the relevant obligations in accordance with the mortgage contract;

13.3.7. The mortgage is subject or may be subject to other events that affect the value of the Mortgaged Property or the mortgage interest of Party A.

13.4. In case of any breach set forth above, Party A may take the following measures for breach concurrently or separately, to which Party B shall have no objection:

13.4.1. Stopping granting the unutilized loan to Party B;

13.4.2. Declaring the Contract to accelerate, and recovering the loan principal and interest granted and all related expenses in advance;

13.4.3. Directly freezing/deducting the deposits in Party B’s settlement account or other accounts, and entrusting other institutions of China Merchants Bank with freezing/deducting the deposits of Party B in such institutions, so as to pay off the debts of Party B hereunder;

13.4.4. Directly requiring Party B to provide other properties acceptable to Party A as new guarantee, as the case may be. If Party B fails to so provide, it shall be subject to liquidated damages equal to 30% of the loan amount hereunder;

13.4.5. Pursuing recovery according to this Contract.

13.5. Money recovered by Party A shall be used for settlement in the order of expenses, liquidated damages, compound interest, penalty interest, interest and the loan principal until all principal and interest as well as related expenses are paid off.

For loans granted in installments, the money recovered shall be used for settlement in the reverse chronological order of loan maturity date. The specific repayment order of settling the principal, interest, liquidated damages and expenses for each installment shall be implemented in accordance with the provisions of the preceding paragraph.

Party A shall have the right to unilaterally adjust the above repayment order, unless otherwise required by laws and regulations.

14. Related Expenses

Where Party B fails to settle the principal and interest of the loan and expenses payable hereunder on schedule, all such expenses as attorneys’ fees, litigation fees and travel expenses incurred by Party A from honoring its claims shall be for the account of Party B who shall authorize Party A to directly deduct the same from its accounts. In case of any shortage, Party B shall ensure to fully make up for the shortfall upon receipt of the notice from Party A.

15. Modification and Termination of Contract

This Contract can be modified and terminated upon mutual agreement of both Parties in writing, which, nevertheless, shall remain in force until the written agreement is reached. Neither Party shall unilaterally alter, modify or terminate this Contract without authorization.

16. Miscellaneous

16.1. During the performance hereof, any tolerance or grace granted by Party A to Party B with respect to the latter’s any breach or delay, or any delay by Party A exercising its rights and interests conferred hereby, shall in no way prejudice, affect or restrict any rights and interests of Party A as Creditor and Mortgagee (Pledgee) in accordance with this Contract and relevant laws, nor shall it be deemed as Party A’s consent or acquiescence of any breach of this Contract, nor as a waiver by Party A of its rights to take action against Party B for the latter’s present or future breach.

16.2. Notice

16.2.1 Notices, requirements or other documents related hereto between Party A and Party B shall be sent in written forms (including but not limited to letters, faxes, e-mails, Party A’s online banking, SMS and WeChat).

Address of Party A: Building 4, No. 1690 Cailun Road, China (Shanghai) Pilot Free Trade Zone

Corporate Email: anyun.bi@acmrcsh.com	Fax:______

Mobile Phone Number of the Contact: 13818946646

Corporate WeChat ID:_______

Address of Party B: No. 1088, Lujiazui Ring Road, Pudong New Area, Shanghai

Corporate Email: jeason_djx@cmbchina.com	Fax:_______

Mobile Phone Number of the Contact: 15026651542

Corporate WeChat ID:_______

A document shall be deemed as served: after being signed for receipt by the receiver (if rejected by the receiver, it shall be deemed as served on the rejection date/return date or at the expiration of seven days after the date of mailing, whichever is earlier) in case of sent by personal delivery (including but not limited to delivery by lawyer/notary and express delivery); or at the expiration of the seven days after mailing, in case of sent by postal letter; or on the date of successful sending displayed by the corresponding system of the sender in case of sent by fax, e-mail, Party A’s online banking, SMS, WeChat or other electronic means.

Where Party A notifies Party B of the transfer of creditor’s rights or urges to collect payment from Party B by means of announcement in the public media, it shall be deemed as served upon the date of announcement.

Either Party who changes the contact address, email address, fax number, mobile phone number or WeChat ID shall notify the other Party of the changed information within five working days from the date of change, otherwise the other Party shall have the right to serve relevant documents according to the original contact address or details. The service shall, to the extent it fails due to the change of contact address, be deemed to fall on the date of return or at the expiration of seven days after mailing, whichever is earlier. All such losses as may be incurred therefrom shall be borne by the changing party, without prejudice to the legal effect of service.

16.2.2. Meanwhile, the above contact address, e-mail address, fax number, mobile phone number and WeChat ID shall be used as the service address for both Parties’ respective notarization deeds and judicial documents (including but not limited to the statements of complaint/arbitration requests, evidence, writs of summons, notices of responding to action, notices of adducing evidence, notices of hearing, judgments/ awards, rulings, mediation statements and notices of performance within specified time limit, among other legal documents in the stages of trial and enforcement). Documents sent to the service address in written forms as agreed herein by the relevant courts and notary public offices shall be deemed to have been effectively served (according to the specific service standards as referred to in paragraph 16.2.1 above).

16.3. Where some of the provisions hereof are invalid, the validity of other provisions shall not be affected. Party A and Party B shall negotiate in time to deal with the invalid provisions. Insofar as the invalidity of part of the provisions has a fundamental impact on Party A’s rights and interests hereunder, Party A shall be entitled to terminate this Contract and declare the entire loan granted to be accelerated as to the maturity, in which case Party B shall immediately repay the loan as required by Party A.

16.4. After this Contract is executed and before the loan is granted, if a dispute arises between Party B and the Seller over the quality, conditions and ownership of the property involved, this Contract will be discontinued. Party A shall decide to terminate or continue the performance hereof according to the above dispute settlement. After the loan is granted, any dispute between Party B and the Seller over the quality, conditions, ownership or other matters of the property shall have nothing to do with Party A who may, at its option, continue the performance  of this Contract or require Party B to repay all or part of the loan hereunder ahead of schedule.

16.5. Situation Change and Force Majeure

16.5.1. If Party A’s loan-related conduct hereunder becomes illegal due to changes in applicable laws or policies, Party A shall have the right to terminate this Contract and declare the maturity of the entire loan to be accelerated, under which circumstance Party B shall immediately repay the loan as required by Party A.

16.5.2. Party B shall compensate Party A for such additional costs as may be incurred by Party A in performing the loan obligations hereunder due to changes in applicable laws and policies.

16.5.3. In performing this Contract, either Party (or both Parties) encountering force majeure shall not be required to be liable for the losses suffered by the other Party therefrom, but shall be obliged to inform the other Party in a timely manner and take reasonable measures to prevent the losses from expanding, otherwise, it shall be under the obligation of compensating the other Party for the expanded losses.

16.6. Written supplementary agreements reached by both Parties on the matters not covered and those changed herein through consultation, appendixes hereunder and loan receipts made at the time of utilization shall be attached  hereto and constitute an integral part hereof.

16.7. For the sake of facilitating business processing, Party A’s loan-related operations (including but not limited to application accepting, data review, loan grant, transaction confirmation, deduction, inquiry, receipt printing and collection, deduction of payment, as well as all kinds of notices) can be processed by any business outlet within Party A’s governance which can also generate, execute or issue relevant letters. The business operations and letters of the outlets within Party A’s governance shall be deemed as Party A’s actions and shall be binding upon Party B.

16.8. This Contract is a specific contract under the Facility Agreement No.  /        .

16.9.                       /

16.10.                      /

17.  Applicable Law and Dispute Resolution

17.1. The conclusion, effectiveness, performance and interpretation of, as well as dispute resolution under, this Contract shall be governed by the laws of the People’s Republic of China (for the purpose hereof, excluding the laws of Hong Kong, Macao and Taiwan). Meanwhile, the rights and interests of all Parties concerned shall also be protected by the laws of the People’s Republic of China.

17.2. Any dispute between Party A and Party B arising from the performance hereof shall be settled by both Parties through negotiation. To the extent the negotiation fails, either Party shall have the right to (select either of the following options as appropriate):

√ Submit the dispute to the people’s court where Party A is located for litigation; or

☐ Refer the dispute to the                    Arbitration Commission (fill in the full name of the arbitration commission of the place where Party A is located) for arbitration according to the arbitration rules then in force.

18. Effectiveness of Contract

This Contract shall take effect from the date of being signed/affixed with name seals by the legal representatives/ persons in charge of both Parties or their authorized agents and stamped with the official seals/special seals for contracts of both Parties. It shall automatically become invalid until the principal and interest of the loan and other related expenses hereunder are paid off.

19.  Supplementary Provisions

This Contract shall be made in five originals, with each original having the same effect, and Party A, Party B, Party A’s loan grant center, the Guarantor and the real estate trading department each holding one original.

NOTE:

All provisions of this Contract have been fully consulted by the parties concerned. Party A has requested Party B to pay special attention to the provisions concerning the exemption of or limitation on Party A’s liability, the certain unilateral rights of Party A, the increase of Party B’s liability or the restriction on Party B’s rights, and to have a comprehensive and accurate understanding of the same. Party A has, at the request of Party B, made corresponding explanation with respect to the above provisions. Both Parties have the same understanding of the provisions hereof.

(Signature Page of the Loan and Mortgage Contract on Property Purchase by Legal Person No. ZJ02201111)

Party A: (Signature and Seal of the Bank)

China Merchants Bank Co., Ltd., Shanghai Pilot Free Trade Zone Lin-Gang Special Area Sub-branch

Principal or Authorized Agent (Signature/Seal)

XIANGJIE CHEN

Party B: (Seal)

Shengwei Semiconductor Equipment (Shanghai) Co., Ltd.

Legal Representative/Person in Charge or Authorized Agent (Signature/Seal)

HUI WANG

Executed on: November 19, 2020